                       Amended and Restated Loan Agreement


                  THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), is entered into as of June ___, 1996, between INTEST CORPORATION, a New Jersey corporation (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                  The Borrower and the Bank, with the intent to be legally bound, agree as follows:

                  1. Loan. The following loans, lines of credit and credit facilities (if one or more, collectively, the "Loan"), made for the purpose indicated below shall be subject to and governed by this Agreement:


           Date and Type                                            Purpose
           -------------                                            -------
$1,500,000 Committed Line of Credit                           Working capital
originally extended February 26, 1993

$200,000 Five Year Term Loan dated                            Finance equipment and new office furniture
as of even date herewith

The Loans are or will be evidenced by promissory notes of the Borrower (if one or more, collectively, the "Note") acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

                  2. Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "Security Documents"), which shall secure repayment of the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiations modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrower that all

Obligations including those included in the Loan be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations.

This Agreement, the Note and the Security Documents are collectively referred to as the "Loan Documents".

                  3. Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "Addendum"):

                     3.1 Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been property taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

                     3.2 Financial Statements. If the Borrower is not a natural person, it has delivered or caused to be delivered its most recent balance sheet, income statement and statement of cash flows, or if the Borrower is a natural person, its personal financial statement and tax returns (as applicable, the "Historical Financial Statements"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion.

                     3.3 No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, financial condition or results of operation.

                     3.4 Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

                     3.5 No Defaults or Violations. There does not exist any Event of Default under this Agreement or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations or bylaws if the Borrower is a corporation or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

                     3.6 Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iv) those liens or encumbrances specified on the Addendum.

                     3.7 Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, none of which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceedings or investigation which could result in such a material adverse change. All pending or threatened litigation against the Borrower is listed on the Addendum.

                     3.8 Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made.

                     3.9 Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan,
(ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

                     3.10 Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operations of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

                     3.11 Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

                     3.12 Regulatory Matters. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

                     3.13 Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

                  3.14 Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

                  4. Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

                     4.1 Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

                     4.2 Interim Financial Statements; Certificate of No Default. Furnish the Bank within forty-five (45) days after the end of each quarter the Borrower's Financial Statements for such period, in reasonable detail, certified by an authorized officer of the Borrower and prepared in accordance with GAAP applied from period to period. The Borrower shall also deliver a certificate as to its compliance with applicable financial covenants for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. If the Borrower is not a natural person, "Financial Statements" means the Borrower's consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year. If the Borrower is a natural person, "Financial Statements" means the Borrower's personal financial statement and tax returns.

                     4.3 Annual Financial Statements. Furnish the Borrower's Financial Statements to the Bank within ninety (90) days of each fiscal and semiannual period. Those Financial Statements will be prepared on a reviewed basis in accordance with GAAP by an independent certified public accountant selected by the Borrower and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period.

                     4.4 Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

                     4.5 Maintenance of Existence, Operation and Assets. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

                     4.6 Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

                     4.7 Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

                     4.8 Bank Accounts. Establish and maintain at the Bank the Borrower's primary depository accounts. Borrower shall at all times maintain a balance in its bank accounts at Bank of not less $50,000.

                     4.9 Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

                     4.10 Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default; (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

                  5. Negative Covenants. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the Bank's prior written consent:

                     5.1 Indebtedness. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Bank; and (ii) existing indebtedness disclosed on the Borrower's Historical Financial Statements referred to in Section 3.2.

                     5.2 Liens and Encumbrances. Except as provided in Section 3.6, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any arrangement for the acquisition of property subject to any conditional sales agreement in an aggregate amount in excess of $100,000 annually during any fiscal period.

                     5.3 Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

                     5.4 Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrower's Historical Financial Statements or acceptable to the Bank in its sole discretion.

                     5.5 Merger or Transfer of Assets. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired which, at the time of such disposition has a fair market value in excess of $100,000.

                     5.6 Change in Business, Management or Ownership. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.

                     5.7 Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except for the amount of federal and state income tax of the principals of the Borrower attributable to the earnings of the Borrower where the Borrower is an S corporation or a partnership.

                     5.8 Lease. Lease, as lessee, real or personal property with an aggregate annual rental value in excess of $50,000 (present leases excluded).

                     5.9 Capital Expenditures. Make capital expenditures for fixed assets in an aggregate amount in excess of $100,000 annually during any fiscal period.

                  6. Events of Default. The occurrence of any of the following will be deemed to be an "Event of Default":

                     6.1 Covenant Default. The Borrower shall default in the performances of any of the covenants or agreements contained in this Agreement.

                     6.2 Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

                     6.3 Other Default. The occurrence of an Event of Default as defined in the Note or any of the Security Documents.

                     6.4 If there shall occur any uninsured damage to or loss, theft or destruction of any of the Collateral of Borrower.

                     6.5 If a default or an Event of Default shall occur under any agreement with any creditor of Borrower, if the effect of such default is to cause the holder of Borrower's obligation to declare such obligation (or gives any such holder the right to declare such obligation) due prior to its maturity date or prior to its regularly scheduled date of payment.

                     6.6 If Borrower ceases to operate its business.

                     6.7 If Borrower fails to comply with ERISA so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrower's retirement plan(s) or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of lien to secure any deficiency or claim.

                     6.8 If at any time the outstanding principal balance of the Line of Credit exceeds the Loan Limit or the Borrowing Base.

                     6.9 If Bank receives any indication or evidence that Borrower or any other Obligor may have directly or indirectly been engaged in any type of activity which, in Bank's discretion, might result in the forfeiture of any property of Borrower to any governmental entity, federal, state or local.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

                  7. Conditions. The Bank's obligation to make any advance under the Loan is subject to the conditions that as of the date of the advance:

                     7.1 No Event of Default. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

                     7.2 Authorization Documents. The Bank shall have been furnished certified copies of resolutions of the board of directors or the general partners of any partnership or corporation that executes this Agreement, the Note or any of the Security Documents; or other proof of authorization satisfactory to the Bank.

                     7.3 Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel for any party executing any of the Loan Documents in form and substance satisfactory to the Bank.

                  8. Expenses. The Borrower agrees to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collecting the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

                  9. Increased Costs. On written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank, all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

                  10. Miscellaneous.

                     10.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:

PNC Bank, National Association
100 South Broad Street
Philadelphia, PA 19110
Attention:    Denise Viola Monahan
              Vice President
Facsimile No.:  215-585-6987

To the Borrower:

Intest Corporation
12 Springdale Road
Cherry Hill,  NJ 08003
Facsimile No.:  609-751-1222

                     10.2 Preservation of Rights. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

                     10.3 Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                     10.4 Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                     10.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                     10.6 Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

                     10.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part.

                     10.8 Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

                     10.9 Indemnity. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

                     10.10 Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank's interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan.

                     10.11 Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

                     10.12 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

                     10.13 Amendment and Restatement. This Agreement amends and restates in its entirety that certain Loan Agreement between the Borrower and the Bank dated as of February 26, 1993 as amended by the First Amendment to Loan Documents dated June 30, 1993, the Second Amendment to Loan Documents dated June 16, 1994, and the Third Amendment to Loan Documents dated May 25, 1995 ("Prior Agreement"), and is not intended and should not be construed to discharge, extinguish or terminate Borrower's Obligations under the Prior Agreement. The Security Documents remain in full force and effect and continue to secure the Obligations of Borrower, including without limitation, all Obligations of Borrower under this Agreement, the Note and each other Loan Document.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

BORROWER:

[CORPORATE SEAL]                        INTEST CORPORATION



Attest: /s/ Hugh T. Regan               By: /s/ Hugh T. Regan, Jr.
        -----------------------             --------------------------------
Print Name: Hugh T. Regan               Title: CFO
Title: Secretary/Treasurer

                                        PNC BANK, NATIONAL ASSOCIATION



                                        By: /s/ Denise Viola Monahan
                                            -----------------------------------
                                           Denise Viola Monahan, Vice President

ADDENDUM to that certain Amended and Restated Loan Agreement dated June ___ , 1996, between INTEST CORPORATION, as the Borrower, and PNC BANK, NATIONAL ASSOCIATION, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6 Title to Assets. Describe additional liens and encumbrances below:








3.7 Litigation. Describe pending or threatened litigation, proceedings, etc. below:








3.10 Environmental Matters. Describe below pending or threatened litigation or proceedings arising under, relating to or in connection with any Environmental
Law:

CONTINUATION OF ADDENDUM

                          FINANCIAL AND OTHER COVENANTS


The Borrower will maintain at all times a minimum Tangible Net Worth of not less than $1,400,000.

The Borrower will maintain at all times a ratio of Total Liabilities to Tangible Net Worth of less than 1.5 to 1.

The Borrower will maintain at all times a Current Ratio of not less than
1.5 to 1.

The Borrower will maintain at all times a minimum Working Capital of not less than $500,000.

Borrower shall deliver to Bank such other financial information as deemed necessary in Bank's sole discretion,

"Tangible Net Worth" means stockholders' equity in the Borrower less any advances to third parties and all items properly classified as intangibles, in accordance with generally accepted accounting principles.

"Total Liabilities" means Total Liabilities as defined in accordance with generally accepted accounting principles.

"Current Ratio" means net current assets divided by net current liabilities, each computed in accordance with generally accepted accounting principals.

"Working Capital" means the excess of net current assets over net current liabilities of Debtor, all computed in accordance with generally accepted accounting principals, consistently applied.

                                      A - 2